FIRST AMENDED AND RESTATED
WORLD ACCEPTANCE CORPORATION
2005 EXECUTIVE DEFERRAL PLAN
(November, 2007)

PURPOSE

The purpose of this 2005 Executive Deferral Plan is to provide deferred compensation to a select group of management or highly compensated Employees. This Plan is intended to comply with the requirements of Code Section 409A and the regulations and other guidance issued thereunder, as in effect from time to time. To the extent a provision of the Plan is contrary to or fails to address the requirements of Code Section 409A and related treasury regulations, the Plan shall be construed and administered as necessary to comply with such requirements to the extent allowed under applicable treasury regulations until the Plan is appropriately amended to comply with such requirements.

The Company also maintains for the benefit of certain Employees the World Acceptance Corporation Executive Deferral Plan dated December 19, 2000 (“Prior Plan”). In response to the enactment of Code Section 409A, the Prior Plan was frozen as of December 31, 2004 so that the benefits payable under the Prior Plan are limited to those benefits, including earnings accrued after December 31, 2004, that are not subject to Code Section 409A because they were earned and vested as of December 31, 2004 (i.e., they are “grandfathered” within the meaning of Treasury Regulations Section 409A-6(a)(3)(ii) and (iv).

Accordingly, one of the purposes of this Plan is to continue to provide benefits to Participants that would have been payable under the Prior Plan had the Prior Plan not been frozen, subject to such changes as are required because the “non-grandfathered” benefits payable under this Plan are subject to Code Section 409A. The benefits provided under this Plan include all amounts deferred on and after January 1, 2005.

This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. This Plan is a top hat plan within the meaning of Section 201(2), 201(a)(3), and 401(a)(1) of ERISA. As such, this Plan is subject to limited ERISA reporting and disclosure requirements, and is exempt from all other ERISA requirements. Distributions required or contemplated by this Plan or actions required to be taken under this Plan shall not be construed as creating a trust or any kind of a fiduciary relationship between the Company and any Participant, any Participant’s designated Beneficiary, or any other person.

ARTICLE I
TITLE AND EFFECTIVE DATE

1.1  This Plan shall be known as the World Acceptance Corporation 2005 Executive Deferral Plan ("Plan").

1.2 The effective date of this Plan is January 1, 2005.

ARTICLE II
DEFINITIONS

2.1  "Account" means the record of deferrals and other amounts maintained with respect to each Participant pursuant to Article V.

2.2  "Beneficiary" means the person or persons designated by a Participant, or by another person entitled to receive benefits hereunder, to receive benefits following the death of such person.

2.3  "Board of Directors" or "Board" means the Board of Directors of World Acceptance Corporation.

2.4  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

2.5 "Company" means World Acceptance Corporation, a corporation with headquarters in Greenville, South Carolina.

2.6  "Deferral Election" means a Participant's election, pursuant to Article IV, to defer amounts payable to such Participant for a particular Plan Year. Each Participant's Deferral Election for a Plan Year must be made on a form provided by the Company.

2.7  "Distribution Election" means a Participant's election as to the form of cash payment (either single-sum or annual installments over a period of up to five years) of amounts credited to his Account to be made in the event of his Termination of Employment due to death, Disability, or Retirement. The form of payment elected need not be the same for any of these three possible reasons for Termination of Employment. Each Participant's Distribution Election must be made on the form provided by the Company at the time a Participant makes an election to participate in the Plan pursuant to Article III.

2.8  "Disability" means any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months which results in (i) the Participant being unable to engage in any substantial gainful activity or (ii) the Participant receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company. In addition, the Participant will be deemed disabled if determined to be totally disabled by the Social Security Administration, or if determined to be disabled in accordance with a disability insurance program provided the definition of disability applied under such disability insurance program complies with the requirements of the preceding sentence.

2.9  "Election Date" means September 30 of the Plan Year during which executive incentive compensation is earned pursuant to the Executive Incentive Plan.

2.10  "Employee" means any individual who is in the regular, full-time employment of the Company as determined by the personnel rules and practices of the Company.

2.11  "Final Award" means an incentive compensation amount to be paid under the Executive Incentive Plan.

2.12  "Executive Incentive Plan" means the World Acceptance Corporation Executive Incentive Plan.

2.13 "Participant" means any Employee for whom an Account is maintained under the Plan.

2.14 "Plan" means the World Acceptance Corporation 2005 Executive Deferral Plan.

2.15 "Plan Year" means the Company's fiscal year (April 1-March 31).

2.16  "Retirement" means any "separation from service" (as that term is defined in Treasury Regulation Section 1.409A-1(h)) from the Company and from all entities that are considered a single employer with the Company under Code Sections 414(b) and 414(c) within the meaning of Treasury Regulation Sections 1.409A-1(g) and 1.409A-1(h)(3), occurring on or after a Participant reaches age 55.

2.17  "Termination of Employment" means the date of a Participant's "separation from service" (as that term is defined in Treasury Regulation Section 1.409A-1(h)) from the Company and from all entities that are considered a single employer with the Company under Code Sections 414(b) and 414(c) within the meaning of Treasury Regulation Sections 1.409A-1(g) and 1.409A-1(h)(3), by reason of death, Disability, Retirement, resignation, discharge or otherwise.

ARTICLE III
ELIGIBIILITY

3.1  Eligible Employees. Only those Employees who are participants in the Executive Incentive Plan shall be eligible to become Participants in the Plan.

3.2  Election to Participate. An eligible Employee will become a Participant at the time he makes his initial Deferral Election.

ARTICLE IV
PARTICIPANT DEFERRALS

4.1  Deferrals. Each Participant may elect to defer, in accordance with the terms of this Plan, all or a portion of the amount payable to the Participant as a Final Award under the Executive Incentive Plan. This Deferral Election must be made by the Participant not later than the applicable Election Date. Deferred amounts will be credited to the Participant's Account as of the date that the Final Award under the Executive Incentive Plan becomes payable.

ARTICLE V
ACCOUNTS

5.1  Maintenance of Participant Accounts. An Account shall be established and maintained with respect to each Participant. Each Account shall reflect the amounts credited thereto pursuant to Article IV, plus or minus adjustments made in accordance with the provisions of this Article V.

5.2  Investment Direction. Each Participant will have the right to direct the investment of the Account holding the Participant's deferrals. The Company will establish an account with a brokerage company for this purpose. Each Participant's Account will be adjusted to reflect earnings, losses, commissions and fees attributable to such Account.

ARTICLE VI
BENEFITS

6.1  Death, Disability, or Retirement. Upon the Participant's Termination of Employment due to death, Disability, or Retirement, the amount in the Participant's Account will be paid to the Participant (or to the Beneficiary designated pursuant to Section 7.1) according to the Participant's Distribution Election, either in cash in a single-sum payment or, if the Participant has so elected, in annual cash installments over a period of up to five years. Payment pursuant to this section shall begin within 90 days after the Termination of Employment; provided, however, that, if the Participant is then a "specified employee" within the meaning of Treasury Regulation Section 1.409A-1(i), payment hereunder shall commence on the date that is six months after the date of the Participant's Termination of Employment.

For installment payments, subsequent installments will be paid on the anniversary of the payment of the first installment. The amount of each installment payment will be determined by dividing the amount credited to the Participant's Account by the number of years remaining in the payment period. The last installment payment will be for the balance credited to the Participant's Account.

6.2  Other Termination of Employment. Upon the Participant's Termination of Employment for any reason other than those listed in Section 6.1 above, the amount in the Participant's Account will be paid to the Participant in cash in a single-sum payment. Such payment shall be made within 90 days after the Termination of Employment; provided, however, that if the Participant is then a "specified employee" within the meaning of Treasury Regulation Section 1.409A-1(i), payment hereunder shall commence on the date that is six months after the date of the Participant’s Termination of Employment.

6.3  Payments After Death. If a Participant (or a Beneficiary previously designated by a deceased Participant) dies before receiving the amount payable hereunder, then the remaining amount payable will be paid to the specified Beneficiary of such deceased person; provided, however, that if such deceased person has failed to specify a Beneficiary, then the person's estate will be considered to be the Beneficiary.

6.4  Payment For Unforeseeable Emergency. A Participant or Beneficiary may submit a written request to the Board for a distribution due to an "unforeseeable emergency" on such form and in such manner as the Board prescribes. For purposes of this Section 6.4, “unforeseeable emergency” means an unforeseeable emergency, consistent with Code Section 409A and the regulations thereunder, that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other similar, extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole and absolute discretion of the Board based on the relevant facts and circumstances of the case but only to the extent the emergency may not be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets to the extent the liquidation of the assets would not cause severe financial hardship, or by the cessation of deferrals under the Plan. Any distribution on account of unforeseeable emergency will be limited to the amount needed to meet the emergency. The Board will have sole discretion to determine whether an unforeseeable emergency exists and the amount of any distribution.

ARTICLE VII
BENEFICIARY

7.1  Designation of Beneficiary. A Participant shall designate a Beneficiary to receive benefits under the Plan by submitting to the Company a Designation of Beneficiary in the form attached hereto. A Participant shall have the right to change the Beneficiary by submitting a new Designation of Beneficiary to the Company.

7.2  Discharge of Obligations. Any payment made by the Company in good faith and in accordance with this Plan shall fully discharge the Company from all further obligations with respect to that payment. If the Company has any doubt as to the proper Beneficiary to receive payments hereunder, the Company shall have the right to withhold such payments until the matter is finally adjudicated.

7.3  Payment to Minors, Etc. In making any payment to or for the benefit of any minor or an incompetent Participant or Beneficiary, the Board of Directors, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court-appointed committee of such incompetent. It may also make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge of the Company. Neither the Board nor the Company shall have any responsibility to see to the proper application of any payments so made.

ARTICLE VIII
NATURE OF COMPANY'S OBLIGATION

8.1  Unsecured Promise. The Company's obligation to the Participants under this Plan shall be an unfunded and unsecured promise to pay. The rights of a Participant or Beneficiary under this Plan shall be solely those of an unsecured general creditor of the Company.

8.2  No Right to Specific Assets. Any assets that the Company may set aside in the Participant Accounts under this Plan are and remain general assets of the Company subject to the claims of its creditors. The Company does not give, and the Plan does not give, any beneficial ownership interest in any assets of the Company to a Participant or Beneficiary. All rights of ownership in any assets are and remain in the Company. Any general asset used or acquired by the Company in connection with the liabilities it has assumed under this Plan shall not be deemed to be held under any trust for the benefit of the Participant or any Beneficiary, and no general asset shall be considered security for the performance of the obligations of the Company. Any such asset shall remain a general, unpledged, and unrestricted asset of the Company.

8.3  Plan Provisions. The Company's liability for payment of benefits shall be determined only under the provisions of this Plan, as they may be amended from time to time.

ARTICLE IX
AMENDMENT AND TERMINATION

9.1  Amendment. This Plan may be amended or modified in any way, in whole or in part, at any time, in the discretion of the Board of Directors. However, no amendment or modification of the Plan will affect a Participant's right to receive the benefit such Participant has accrued prior to the effective date of such amendment or modification. Notwithstanding the foregoing, any amendment or modification to the Plan may be made, retroactively if necessary, which the Board deems necessary or proper to bring the Plan into conformity with any law or governmental regulation relating to this Plan.

9.2 Termination. This Plan may be terminated for any reason at any time, in the discretion of the Board of Directors, provided that no termination of the Plan will affect a Participant’s right to receive the benefit such Participant has accrued prior to the effective date of such termination. In the case of termination of the Plan, the amounts in Participant’s Account will be paid within a reasonable time after such termination if and to the extent permitted under Code Section 409A and the regulations thereunder.

Notwithstanding anything to the contrary herein, the Company shall have the right to terminate this Plan and to accelerate the payment of benefits under the Plan in accordance with Code Section 409A and related treasury regulations and other guidance issued under Section 409A in accordance with one of the following:

(1) the termination of the Plan within twelve (12) months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A), as provided in Treasury Regulation Section 1.409A-3(j)(4)(ix)(A); or

(2) the termination of the Plan within the thirty (30) days preceding or the twelve (12) months following a “change in control” (within the Treasury Regulation Section 1.409A-3(i)(5)) provided that all substantially similar arrangements are also terminated, as provided in Treasury Regulation Section 1.409A-3(j)(4)(ix)(B); or

(3) the termination of the Plan, provided that the termination does not occur proximate to a downturn in the financial health of the Company, all arrangements that would be aggregated with the Plan under Treasury Regulation Section 1.409A-1(c) are terminated, no payments other than payments that would be payable under the terms of the Plan if the termination had not occurred are made within twelve (12) months of the Plan termination, all payments are made within twenty-four (24) months of Plan termination, and no new arrangement that would be aggregated with the Plan under Treasury Regulation Section 1.409A-1(c) is adopted within three (3) years following the Plan termination, as provided in Treasury Regulation Section 1.409A-3(j)(4)(ix)(C); or

(4) such other events and conditions as the IRS may prescribe in generally applicable published or regulatory guidance under Code Section 409A.

ARTICLE X
LIMITATIONS ON TRANSFER

10.1  Limitations on Transfer. Neither a Participant nor a Beneficiary may in any manner anticipate, alienate, sell, assign, pledge, encumber or otherwise transfer the right to receive payments under this Plan. Any attempt to do so will be void. Such rights are not subject to legal process or levy of any kind.

ARTICLE XI
ADMINISTRATION

11.1  Named Fiduciary. The Company is the named fiduciary of the Plan. The Board of Directors, acting on behalf of the Company, shall have the authority to control and manage the operation and administration of the Plan except as otherwise expressly provided in this Plan document.

11.2  Administration. The Board, acting on behalf of the Company, has the discretion (1) to interpret and construe the terms and provisions of the Plan (including any rules or regulations adopted under the Plan), (2) to determine eligibility to participate in the Plan and (3) to make factual determinations in connection with any of the foregoing. A decision of the Board with respect to any matter pertaining to the Plan, including without limitation the Employees determined to be Participants, the benefits payable, and the construction or interpretation of any provision thereof, shall be conclusive and binding upon all interested persons. No Board member shall participate in any decision of the Board that would directly and specifically affect the timing or amount of his or her benefits under the Plan.

ARTICLE XII
CLAIMS PROCEDURE

12.1 Claim. A person with an interest in the Plan shall have the right to file a claim for benefits under the Plan and to appeal any denial of a claim for benefits. Any request for a Plan benefit or to clarify the claimant's right to future benefits under the terms of the Plan shall be considered to be a claim.

12.2  Written Claim. A claim for benefits will be considered as having been made when submitted in writing by the claimant to the Company. No particular form is required for the claim, but the written claim must identify the name of the claimant and describe generally the benefit to which the claimant believes he or she is entitled. The claim may be delivered personally during normal business hours or mailed to the Company.

12.3  Claim Determination. The Board of Directors, acting on behalf of the Company, will determine whether, or to what extent, the claim may be allowed or denied under the terms of the Plan. If the claim is wholly or partially denied, the claimant shall be so informed by written notice within 90 days after the day the claim is submitted unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. Such extension may not exceed an additional 90 days from the end of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the final decision.

12.4 Notice of Determination. The notice informing the claimant that his or her claim has been wholly or partially denied shall be written in a manner calculated to be understood by the claimant and shall include:

(1) The specific reason(s) for the denial.

(2) Specific reference to pertinent Plan provisions on which the denial is based.

(3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.

(4) Appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review.

12.5 Appeal. If the claim is wholly or partially denied, the claimant (or his or her authorized representative) may file an appeal of the denied claim with the Board of Directors requesting that the claim be reviewed. The Board shall conduct a full and fair review of each appealed claim and its denial. Unless the Board notifies the claimant that due to the nature of the benefit and other attendant circumstances he or she is entitled to a greater period of time within which to submit his or her request for review of a denied claim, the claimant shall have 60 days after he or she (or his or her authorized representative) received written notice of denial of his or her claim within which such request must be submitted to the Board.

12.6 Request for Review. The request for review of a denied claim must be made in writing. In connection with making such request, the claimant or his authorized representative may submit written comments, documents, records, and other information relating to the claim for benefits, and shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim. The review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

12.7  Determination of Appeal. The decision of the Board regarding the appeal will be given to the claimant in writing no later than 60 days following receipt of the request for review. However, if special circumstances (for example, if the Board decides to hold a hearing on the appeal) require an extension of time for processing, the decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If special circumstances require that a decision will be made beyond the initial time for furnishing the decision, written notice of the extension shall be furnished to the claimant (or his authorized representative) prior to the commencement of the extension.

12.8  Hearing. The Board of Directors may, in its sole discretion, decide to hold a hearing if it determines that a hearing is necessary or appropriate in order to make a full and fair review of the appealed claim.

12.9  Decision. The decision on review shall include specific reasons for the decision, written in a manner calculated to by understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

12.10  Exhaustion of Appeals. A Participant must exhaust his rights to file a claim and to request a review of the denial of his claim before bringing any civil action to recover benefits due to him under the terms of the Plan, to enforce his rights under the terms of the Plan, or to clarify his rights to future benefits under the terms of the Plan.

ARTICLE XIII
GENERAL PROVISIONS

13.1  No Rights to Employment. Nothing in this Plan shall be deemed to give any person the right to remain in the employ of the Company or affect the right of the Company to terminate any Participant's employment with or without cause.

13.2  Withholding. Any amount required to be withheld under applicable Federal, state and local income tax laws will be withheld and any payment under the Plan will be reduced by the amount so withheld.

13.3 Acceleration of Payment. The time or schedule of payment of a benefit hereunder may be accelerated upon such events and conditions as the IRS may permit in generally applicable published regulatory or other guidance under Code Section 409A, including, without limitation, payment to a person other than the Participant to the extent necessary to fulfill the terms of a domestic relations order (as defined in Code Section 414(p)(1)(B)), payment of FICA tax and income tax on wages imposed on any amounts under this Plan, or payment of the amount required to be included in income for the Participant as a result of failure of the Plan at any time to meet the requirements of Code Section 409A with respect to the Participant.

13.4 Delay of Payment. The Company may delay payment of a benefit hereunder upon such events and conditions as the IRS may permit in generally applicable published regulatory or other guidance under Code Section 409A, including, without limitation, payments that the Company reasonably anticipates will be subject to the application of Code Section 162(m), or will violate Federal securities laws or other applicable law; provided that any such delayed payment will be made at the earliest date at which the Company reasonably anticipates that the making of the payment would not cause such a violation

13.5  Governing Law. This Plan shall be construed and administered in accordance with the laws of the State of South Carolina to the extent that such laws are not preempted by federal law.

This Plan document has been executed on behalf of the Company this ____ day of _____________, 2007.

WORLD ACCEPTANCE CORPORATION

By:

A. Alexander McLean, III, CEO

WORLD ACCEPTANCE CORPORATION
2005 EXECUTIVE DEFERRAL PLAN

DESIGNATION OF BENEFICIARY

I, __________________________, hereby name and designate _________________________ to be my beneficiary in the event of my death under the World Acceptance Corporation 2005 Executive Deferral Plan

Print Name:

Date:	Signature:

BENEFICIARY DESIGNATION FORM

Employee Information (please print)

_____________________________________________________________________
First Name    Middle Initial             Last Name        Social Security Number

Primary Beneficiary(ies)

Please complete this section to name, and provide the requested information for, the beneficiary (or beneficiaries) who would receive any benefits due under the plan in the event of your death. If you are choosing more that one primary beneficiary, you must specify the percentage of your deferral plan account that each beneficiary should receive. An attachment may be used if necessary.

_____________________________________________________________________
First Name    Middle Initial             Last Name        Social Security Number

_____________________________________________________________________
Street Address

_____________________________________________________________________
City      State     Zip           ;Relationship       Percent

_____________________________________________________________________
First Name    Middle Initial             Last Name        Social Security Number

_____________________________________________________________________
Street Address

_____________________________________________________________________
City      State     Zip          60;Relationship       Percent

Secondary Beneficiary(ies)

Please complete this section to name, and provide the requested information for, your secondary beneficiary (or beneficiaries). Your secondary beneficiary (or beneficiaries) receives payment only if all primary beneficiaries are deceased.

_____________________________________________________________________
First Name    Middle Initial             Last Name        Social Security Number

_____________________________________________________________________
Street Address

_____________________________________________________________________
City      State     Zip         & #160;Relationship       Percent

_____________________________________________________________________
First Name    Middle Initial             Last Name        Social Security Number

_____________________________________________________________________
Street Address

_____________________________________________________________________
City      State     Zip          Relationship       Percent

Authorization

You may amend or revoke your designation at any time before your retirement date by completing another copy of this form and submitting it to your employer. The most recently date form on file will supersede all previous copies.

With this signature, I am designating the individual(s) listed above as my beneficiary(ies).

_____________________________________________________________________
Your Signature                 Date

WORLD ACCEPTANCE CORPORATION
2005 EXECUTIVE DEFERRAL PLAN

Deferral Election

For the Plan Year ending March 31, ______, I hereby elect to defer $__________ amount payable to me as a Final Award under the Executive Incentive Plan.

Print Name:

Date:	Signature:

WORLD ACCEPTANCE CORPORATION
2005 EXECUTIVE DEFERRAL PLAN

Distribution Election

1. Death

In the event of my Termination of Employment due to my death, I hereby elect to have my Plan benefits paid to my Beneficiary as follows: (check one)

_____ single cash payment
_____ annual cash installments over a ______ (not to exceed five) year period

2. Disability

In the event of my Termination of Employment due to my Disability, I hereby elect to have my Plan benefits paid to me as follows: (check one)

_____ single cash payment
_____ annual cash installments over a ______ (not to exceed five) year period

3. Retirement

In the event of my Termination of Employment due to my Retirement, I hereby elect to have my Plan benefits paid to me as follows: (check one)
_____ single cash payment
_____ annual cash installments over a ______ (not to exceed five) year period

Print Name:

Date:	Signature: